EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-76976) pertaining to the Neurex Corporation Employee Stock Purchase Plan and the 1988 Employee and Consultant Stock Option Plan of Neurex Corporation of our report dated February 5, 1998 with respect to the consolidated financial statements of Neurex Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                              ERNST & YOUNG LLP




Palo Alto, California
March 27, 1998